FIRST AMENDMENT TO SECURITY AGREEMENTS

THIS FIRST AMENDMENT TO SECURITY AGREEMENTS (the “First Amendment”) is made effective as of June 9, 2017, by and among Flextronics Industrial, LTD and Flextronics America, LLC (together with their successors and assigns, collectively, “Flex”) and Enphase Energy, Inc., a Delaware corporation (“Enphase”).

RECITALS

A.
Enphase and Flex, entered into a certain Security Agreement, dated effective as of December 30, 2016 (as modified and amended, the “Security Agreement”), a certain Intellectual Property Security Agreement dated effective as of December 30, 2016 (as modified and amended, the “IP Security Agreement”), and a certain Pledge Agreement, dated effective as of December 30, 2016 (as modified and amended, the “Pledge Agreement”, and, together with the Security Agreement and the IP Security Agreement, sometimes collectively referred to as the “Security Agreements”), to secure certain obligations owed by Enphase to Flex. Capitalized terms used herein and not otherwise defined will have the meanings assigned to them in the Security Agreements.

B.
Enphase has requested certain amendments to the Security Agreements. Flex is willing to make the modifications and amendments described below, upon the terms, covenants and conditions set forth herein, and in reliance upon the representations and warranties of Enphase contained herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by reference), the terms, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Amendments. Notwithstanding anything contained in any of the Security Agreements to the contrary, upon the completion and satisfaction of all of the following conditions precedent:

(1) Enphase’s Free Cash Flow (defined below) is positive for four (4) consecutive fiscal quarters measured as of the last day of each such quarter,
(2) Enphase’s Non-GAAP Net Income (defined below) is positive for four (4) consecutive fiscal quarters measured as of the last day of each such quarter,
(3) no payment from Enphase to Flex or its affiliates has been past due at any time during four (4) consecutive fiscal quarters, and
(4) no Event of Default (as defined in the Security Agreements) has occurred and is continuing as of the satisfaction of the foregoing conditions;
the Security Agreements shall automatically terminate and Flex’s security interest in the Collateral shall cease. Upon written notice from Enphase to Flex of the completion such conditions precedent, Flex shall use commercially reasonable efforts to promptly file (i) applicable releases with the U.S. Patent and Trademark Office regarding Enphase’s Intellectual Property, and (ii) such UCC-3 termination notices or other instruments as may be reasonably requested to evidence the release of Flex’s security interests in the Collateral. Enphase agrees to promptly reimburse Flex for Flex’s reasonable costs and expenses

(including attorneys' fees) related to such releases and filings upon written request therefor. “Free Cash Flow” means as of any date of measurement, Enphase’s operating cash flow, less cash used for capital expenditures, calculated in the same manner as in Enphase’s Form 10-K for its fiscal year ended December 31, 2016. “Non-GAAP Net Income” means Enphase’s consolidated non-GAAP net income or net loss, as applicable, calculated in the same manner as in Enphase’s Form 10-K for its fiscal year ended December 31, 2016.

2.    Enphase’s Representations and Warranties.

2.1    Affirmation of Security Agreements. Except as amended hereby, the terms, provisions, conditions and agreements of the Security Agreements are hereby ratified and confirmed and will remain in full force and effect. Enphase expressly acknowledges that this First Amendment will neither extinguish nor satisfy, nor constitute a novation or a waiver of, Enphase’s existing indebtedness or obligations to Flex. Each and every representation and warranty of Enphase set forth in the Security Agreements is hereby confirmed and ratified in all material respects and such representations and warranties will be deemed to have been made and undertaken as of the date of this First Amendment as well as at the time they were made and undertaken.

2.2    Other Representations. Enphase further represents and warrants that:

2.2.1    No event of default in the Flextronics Services Agreements or the Obsidian Credit Agreement and related loan documents (as modified, amended and restated) now exists or will exist immediately following the execution hereof or after giving effect to the transactions contemplated hereby.

2.2.2    All necessary corporate actions have been taken by Enphase to authorize the execution, delivery and performance of this First Amendment; this First Amendment and each such other document or instrument have been duly and validly executed and delivered, and are valid and legally binding upon the parties thereto and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws or by general equitable principals.

2.2.3    No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other person or entity is required to be obtained by Enphase in connection with the execution, delivery or performance of this First Amendment, or any document or instrument required in connection herewith or therewith which has not already been obtained or completed.

3.    Consent; Continuing Security Interest. This First Amendment is executed by Enphase to acknowledge, agree and consent to the amendments made pursuant hereto, and to acknowledge that the security interests and liens granted by Enphase to Flex under the Security Agreements will continue to secure all Obligations.

4.    Obligations Absolute. Enphase covenants and agrees a) to pay the Obligations, and b) to perform and observe covenants, agreements, stipulations and conditions on Enphase’s part to be performed under this First Amendment and/or the Security Agreements and all other documents executed in connection herewith and therewith.

5.    Waivers; Releases. Enphase, by signing below, hereby waives and releases Flex, and their members, directors, officers, managers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

6.    Non-Waiver. This First Amendment does not obligate Flex to agree to any other extension or modification of the Security Agreements, does not constitute a course of conduct or dealing on behalf of Flex or a waiver of any other rights or remedies of Flex. No omission or delay by Flex in exercising any right or power under the Security Agreements, this First Amendment or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any Default or Event of Default or an acquiescence therein. Any single of partial exercise of any such right or power by Flex will not preclude other of future exercise thereof, or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extend specified.

8.    Counterparts. This First Amendment may be executed in as many counterparts as may be convenient, each of which when so executed will be deemed to be an original for all purposes, and all of which will be deemed on and the same instrument.

9.    Further Acts. The parties agree to perform any further acts and to execute and deliver any additional documents which may be reasonably necessary to carry out the intent and provisions of this First Amendment.

10.    Binding Effect. This First Amendment is binding upon and will inure to the benefit of Enphase, Flex, and their respective heirs, personal representatives, successors and assigns.

11.    Construction. This First Amendment will be interpreted in accordance with the laws of the State of California, without regard to its conflicts of laws principles. Headings used herein are provided for convenience only, and will not be used in construing this First Amendment. If any provision of this First Amendment is deemed by a court of competent jurisdiction to be invalid or unenforceable, then such invalid or unenforceable provision will be ignored and will have no effect upon the validity and enforceability of the remaining provisions hereof.

12.    Waiver Of Jury Trial. Section 8 of the Security Agreement is incorporated in this First Amendment by reference as if fully set forth herein.

IN WITNESS WHEREOF, the parties have signed this First Amendment to Security Agreements, intending to be legally bound thereby as of the date first set forth above.

By:	ENPHASE: ENPHASE ENERGY, INC. /s/ Bert Garcia
Print Name:	Bert Garcia
Print Title:	CFO

[Signature Page to First Amendment to Security Agreements]

IN WITNESS WHEREOF, the parties have signed this First Amendment to Security Agreements, intending to be legally bound thereby as of the date first set forth above.

By:	FLEX: FLEXTRONICS INDUSTRIAL, LTD. /s/ Manny Marimuthu
Print Name:	Manny Marimuthu
Print Title:	Director

By:	FLEXTRONICS AMERICA, LLC /s/ David Bennett
Print Name:	David Bennett
Print Title:	Manager

[Signature Page to First Amendment to Security Agreements]